As filed with the Securities and Exchange Commission on May 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OMNIVISION TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0401990
(State of Incorporation)	(I.R.S. Employer
Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(408) 542-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Shaw Hong

President and Chief Executive Officer

OmniVision Technologies, Inc.

1341 Orleans Drive

Sunnyvale, California 94089-1136

(408) 542-3000

(Name, address and telephone number of agent for service)

Copy to:

Christopher F. Fennell, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 per share par value: to be issued under the 2000 Employee Stock Purchase Plan (1)	2,000,000 shares	$13.85 (2)	$27,700,000.00	$1,088.61
Total	2,000,000 shares		$27,700,000.00	$1,088.61

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $16.30, the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq Global Market on May 23, 2008. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

The contents of our Registration Statement on Form S-8 (File No. 333-42996) filed with the SEC on August 3, 2000, our Registration Statement on Form S-8 (File No. 333-106503) filed with the SEC on June 26, 2003, our Registration Statement on Form S-8 (File No. 333-117651) filed with the SEC on July 26, 2004, our Registration Statement on Form S-8 (File No. 333-125511) filed with the SEC on June 3, 2005, our Registration Statement on Form S-8 (File No. 333-135403) filed with the SEC on June 28, 2006 and our Registration Statement on Form S-8 (File No. 333-143376) filed with the SEC on May 30, 2007 are incorporated herein by reference.

PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.             Exhibits

Exhibit Number		Documents

4.3	*	OmniVision Technologies, Inc.’s 2000 Employee Stock Purchase Plan

5.1		Opinion of counsel as to legality of securities being registered

23.1		Consent of Counsel (contained in Exhibit 5.1)

23.2		Consent of Independent Registered Public Accounting Firm

24.1		Power of Attorney (see page 2)

* Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.’s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, OmniVision Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of May 2008.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaw Hong and Peter V. Leigh, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaw Hong	President, Chief Executive Officer and	May 29, 2008
(Shaw Hong)	Director (Principal Executive Officer)

/s/ Peter V. Leigh	Chief Financial Officer (Principal	May 29, 2008
(Peter V. Leigh)	Financial and Accounting Officer)

/s/ Joseph Jeng	Director	May 29, 2008
(Joseph Jeng)

/s/ Andrew Wang	Director	May 29, 2008
(Andrew Wang)

/s/ Dwight Steffensen	Director	May 29, 2008
(Dwight Steffensen)

/s/ James He	Chief Operating Officer and Director	May 29, 2008
(James He)

2

OMNIVISION TECHNOLOGIES, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number		Description

4.3	*	OmniVision Technologies, Inc.’s 2000 Employee Stock Purchase Plan

5.1		Opinion of counsel as to legality of securities being registered

23.1		Consent of Counsel (contained in Exhibit 5.1)

23.2		Consent of Independent Registered Public Accounting Firm

24.1		Power of Attorney (see page 2)

* Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.’s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.